 As filed with the Securities and Exchange Commission on December 16, 1997
                                                                  ---

                                                    Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    Form S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                          6331                  51-0119643
(State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)


                          One American Indemnity Plaza
                             Galveston, Texas 77550
                        (Address, including zip code, of
                   registrant's Principal Executive Offices)

                           --------------------------

                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                PHILLIP E. APGAR
             VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER
                    AMERICAN INDEMNITY FINANCIAL CORPORATION
                          ONE AMERICAN INDEMNITY PLAZA
                             GALVESTON, TEXAS 77550
                                 (409) 766-4600
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   Copies to:
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                           ATTENTION:  HENRY W. HOPE

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                       PROPOSED            PROPOSED MAXIMUM
      TITLE OF SECURITIES        AMOUNT TO          MAXIMUM OFFERING      AGGREGATE OFFERING        AMOUNT OF
       TO BE REGISTERED        BE REGISTERED       PRICE PER UNIT(1)           PRICE(1)          REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
      Common Stock,
      $3.33 1/3 par value      25,000 shares          $12.25                  $306,250                $91
===================================================================================================================

(1) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low sales prices of a share of Common Stock as reported on the NASDAQ National Market System on December 10, 1997.


================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 American Indemnity Financial Corporation, a Delaware corporation (the "Company"), hereby incorporates by reference in this Registration Statement the following documents:

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

                 (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

                 (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

                 (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

                 (e) The description of the Company's common stock, $3.33 1/3 par value (the "Common Stock"), contained in a Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which was declared effective March 20, 1978, including any amendment or report filed for the purpose of updating such description.

                 All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The consolidated financial statements and schedules of the Company incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The validity of the issuance of the shares of Common Stock registered hereby will be passed upon by Fulbright & Jaworski L.L.P., counsel to the Company. Mr. Henry W. Hope, a director of the Company, is a partner in Fulbright & Jaworski L.L.P. and beneficially owns 3,479 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Fourteenth of the Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such directors as a director; provided, however, that such article will not eliminate or limit liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the

General Corporation Law of the State of Delaware (the "GCL"), or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of a director to the Company and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent allowed under the GCL. If a director were to breach such duty in performing his duties as a director, neither the Company nor the stockholders could recover monetary damages from the director, and the only course of action available to the Company's stockholders would be equitable remedies such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, Article Fourteenth may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin completion of the Board of Directors' action, this remedy would be ineffective if the stockholder does not become aware of a transaction until after it has been completed. In such a situation, it is possible that the stockholders and the Company would not have an effective remedy against the directors.

                 Article X of the Company's Bylaws provides for mandatory indemnification to the extent specifically allowed by Section 145 of the GCL. The Bylaws generally follow the language of Section 145 of the GCL. Pursuant to Article X, the Company generally has the power to indemnify its current and former directors, officers, employees and agents against expenses (including attorneys' fees) and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the Company unless the court determines that indemnification is appropriate. The Bylaws expressly provide that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         Delaware corporations are also authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors' and officers' liability insurance policy providing aggregate coverage in the amount of $3,000,000.

ITEM 8.  EXHIBITS.

     4 .1      Certificate of Incorporation of the Company, as amended (Exhibit
               3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1989, is incorporated by reference herein).

     4 .2 By-Laws of the Company, as amended (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992, is incorporated by reference herein).

     4 .3      Specimen form of certificate for Common Stock (filed as Exhibit
               4.1 to the Company's Registration Statement on Form S-1 (File No. 2-58313), is incorporated by reference herein).

     4 .4 American Indemnity Financial Corporation 1997 Non-Employee Director Stock Option Plan.

     4 .5 Form of American Indemnity Financial Corporation Non-Employee Director Stock Option Agreement.

     5 .1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

    24.1       Consent of Deloitte & Touche LLP, independent accountants.

    24.2 Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1 hereto).

    25.1       Power of attorney (contained on page II-6 hereof).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
    Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Fellman Seinsheimer, III and Phillip
E. Apgar, and each of them, to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes or all of them may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Galveston, State of Texas, on the 22nd day of October, 1997.

                                   AMERICAN INDEMNITY FINANCIAL CORPORATION



                                   By         /s/ PHILLIP E. APGAR
                                     -----------------------------------------
                                                  Phillip E. Apgar
                                            Vice President, Treasurer and
                                               Chief Financial Officer

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on the 22nd day of October, 1997.

                        Signature                                                   Title
                        ---------                                                   -----
           /s/ J. FELLMAN SEINSHEIMER, III                          President, Chief Executive Officer and
 -------------------------------------------------------            Director (Principal Executive Officer)
               J. Fellman Seinsheimer, III


                 /s/ PHILLIP E. APGAR                                Vice President, Treasurer and Chief
 -------------------------------------------------------            Financial Officer (Principal Financial
                     Phillip E. Apgar                             Officer and Principal Accounting Officer)




                  /s/ FRED C. BURNS                                                 Director
 -------------------------------------------------------
                      Fred C. Burns

                  /s/ JACK T. CURRIE                                               Director
 -------------------------------------------------------
                      Jack T. Currie



                  /s/ HENRY W. HOPE                                                Director
 -------------------------------------------------------
                      Henry W. Hope


              /s/ HARRIS L. KEMPNER, JR.                                           Director
 -------------------------------------------------------
                  Harris L. Kempner, Jr.


              /s/ WILLIAM C. LEVIN, M.D.                                           Director
 -------------------------------------------------------
                  William C. Levin, M.D.



                /s/ JAMES W. MCFARLAND                                             Director
 -------------------------------------------------------
                    James W. McFarland


                 /s/ SYNOTT L. MCNEEL                                              Director
 -------------------------------------------------------
                     Synott L. McNeel



                  /s/ MARVIN L. WEST                                               Director
 -------------------------------------------------------
                      Marvin L. West

                               INDEX TO EXHIBITS


     4.1      Certificate of Incorporation of the Company, as amended (Exhibit
              3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1989, is incorporated by reference herein).

     4.2 By-Laws of the Company, as amended (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992, is incorporated by reference herein).

     4.3      Specimen form of certificate for Common Stock (filed as Exhibit
              4.1 to the Company's Registration Statement on Form S-1 (File No. 2-58313), is incorporated by reference herein).

     4.4 American Indemnity Financial Corporation 1997 Non-Employee Director Stock Option Plan.

     4.5 Form of American Indemnity Financial Corporation Non-Employee Director Stock Option Agreement.

     5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

    24.1       Consent of Deloitte & Touche LLP, independent accountants.

    24.2 Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1 hereto).

    25.1       Power of attorney (contained on page II-6 hereof).